Exhibit 99.1

Amphenol	News Release
World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL CORPORATION TO ACQUIRE CONNECTIVITY

AND CABLE SOLUTIONS BUSINESS FROM COMMSCOPE

Transaction highlights:

•	To acquire CommScope’s Connectivity and Cable Solutions business for $10.5 billion in cash

•	Adds significant fiber optic interconnect capabilities for the IT datacom and communications networks markets as well as a diverse range of industrial interconnect products for the building infrastructure connectivity market

•	Highly complementary to Amphenol’s existing product offerings

•	Anticipates CCS will generate sales and EBITDA margins of approximately $3.6 billion and 26% in 2025, respectively

•	Expected to be accretive to Amphenol’s Diluted EPS in first full year after closing

Wallingford, Connecticut, August 4, 2025. Amphenol Corporation (NYSE: APH) today announced a definitive agreement to acquire CommScope’s (NASDAQ: COMM) Connectivity and Cable Solutions (CCS) business for $10.5 billion in cash, subject to customary post-closing adjustments. The transaction expands Amphenol’s interconnect product capabilities in the fast-growing IT datacom market, particularly adding fiber optic interconnect products for artificial intelligence and other data center applications, and further diversifies Amphenol’s broad portfolio of fiber optic and other interconnect product solutions in the communications networks and industrial markets.

CCS operates as three distinct businesses: Data Center Connectivity Solutions, which primarily sells fiber optic interconnect solutions to customers in the IT datacom market; Broadband Communications, which primarily sells fiber optic and other interconnect solutions to customers in the communications networks market; and Building Connectivity Solutions, which primarily sells a broad array of interconnect solutions integrated into existing and next-generation building technology in the industrial market. Assuming a continuation of current economic conditions, the CCS business is expected to have sales and EBITDA margins of approximately $3.6 billion and 26% in calendar 2025, respectively. The acquisition is expected to be accretive to Amphenol’s Diluted Earnings Per Share in the first full year after closing, excluding acquisition-related costs.

“We are excited by the prospect of adding the CCS business and its more than 15,000 talented employees to the Amphenol family,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “CCS is a premier and iconic business with a wide array of innovative fiber optic and other interconnect technology and product capabilities, as well as a broad IP portfolio that is supported by the business’s robust research and development capabilities. In particular, CCS’s broad portfolio of fiber optic interconnect solutions for the rapidly growing IT datacom market, including for artificial intelligence applications, is highly complementary to Amphenol’s already strong product offerings in this market. In addition, the acquisition adds new fiber optic interconnect competencies to our offerings for the communications networks market, while also expanding our capabilities in the industrial market through CCS’s building infrastructure connectivity solutions. We look forward to expanding our support of customers in all three of these important end markets. With our acquisition earlier this year of the Andrew business from CommScope, and now the pending acquisition of CCS, we look forward to these outstanding businesses thriving within Amphenol’s unique operating model.”

Amphenol intends to finance the acquisition through a combination of cash on hand and debt, and has obtained committed financing from J.P. Morgan Securities LLC, BNP Paribas and Mizuho Bank, Ltd. to fund the transaction. Subject to the receipt of customary regulatory approvals and the satisfaction of other closing conditions, the transaction is expected to close in the first half of 2026.

The Company will host a conference call to discuss the acquisition at 9:00 AM (EDT) on Monday, August 4, 2025. The toll-free dial-in number is 1-833-470-1428 and the International toll number is +1-404-975-4839; Access code: 232676.

Advisors

J.P. Morgan Securities LLC is serving as Amphenol’s financial advisor for the transaction and Latham & Watkins LLP is acting as its legal advisor.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in approximately 40 countries around the world and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Commercial Aerospace, Communications Networks, Defense, Industrial, Information Technology and Data Communications and Mobile Devices. For more information, visit www.amphenol.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected 2025 sales and EBITDA margins, future accretion, anticipated benefits of the acquisition, financing sources, the expected timing for closing the acquisition and other matters. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed acquisition may not be completed in a timely manner or at all, or if it is completed, that the expected benefits of the proposed acquisition may not be realized, (ii) the failure to satisfy the conditions to the consummation of the proposed acquisition, including the receipt of certain regulatory and other approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement between the parties and (iv) unanticipated difficulties or expenditures relating to the acquisition, the response of business partners and competitors to the announcement of the proposed acquisition, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the acquisition. The actual financial impact of the proposed acquisition may differ from the expected financial impact described in this press release. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Amphenol’s and CommScope’s respective businesses, particularly those identified in the risk factor discussion in each company’s Annual Report on Form 10-K for the year ended December 31, 2024, and their respective subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amphenol undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Investor Relations Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

Media Contact:

H/Advisors Abernathy

Dan Scorpio / Abigail Ruck

646-899-8118 / 646-670-7025

Dan.scorpio@h-advisors.global / Abigail.ruck@h-advisors.global